Exhibit 5.1

609 Main Street

Houston, TX 77002

To Call Writer Directly: (713) 836-3600	www.kirkland.com	Facsimile: (713) 836-3601

July 19, 2018

Riviera Resources, LLC

600 Travis Street

Houston, TX 77002

Ladies and Gentlemen:

We are acting as special counsel to Riviera Resources, LLC, a Delaware limited liability company (the “LLC”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2018 (File No. 333-225927), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration (the “Registration”) under the Act of the pro rata distribution (the “Distribution”) to stockholders (the “Linn Stockholders”) of Linn Energy, Inc. (“Linn”) of all issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Riviera Resources, Inc. (the “Company”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Form of Certificate of Incorporation (the “Charter”) of the Company; (ii) the Form of Bylaws of the Company; (iii) the Amended and Restated Certificate of Incorporation of Linn; (iv) the Bylaws of Linn; (v) draft resolutions of the board of directors of Linn (the “Linn Board”) with respect to the Registration (the “Linn Board Resolutions”); (vi) a draft written consent of a majority of the stockholders (the “Requisite Holders”) of Linn with respect to the Registration (the “Linn Stockholder Consent”); (vii) draft resolutions of the board of managers of the LLC (the “LLC Board”) with respect to the Registration (the “LLC Board Resolutions”); (viii) draft resolutions of the board of directors of the Company (the “Company Board”) with respect to the Registration (the “Company Board Resolutions”); and (ix) the Registration Statement.

Riviera Resources, LLC

July 19, 2018

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (a) the Linn Board Resolutions in the form reviewed by us have been duly adopted by the Linn Board, (b) the Linn Stockholder Consent in the form reviewed by us has been duly adopted by the Requisite Holders, (c) the LLC Board Resolutions in the form reviewed by us have been duly adopted by the LLC Board, (d) the Company Board Resolutions in the form reviewed by us have been duly adopted by the Company Board, (e) the Charter has been filed with the Secretary of State of the State of Delaware, (f) the Registration Statement has become effective under the Act and (g) the Distribution has occurred, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Registration.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Riviera Resources, LLC

July 19, 2018

Very truly yours,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP